Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intersil Corporation (“Intersil”), that the Annual Report of Intersil on Form 10-K for the period ended December 29, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Intersil. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K.

Date: February 26, 2007	By:	/s/ Richard M. Beyer
Richard M. Beyer President & Chief Executive Officer

Date: February 26, 2007	By:	/s/ David A. Zinsner
David A. Zinsner Chief Financial Officer